QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.6

MSA # 4473

[Equinix Logo]

MASTER SERVICE AGREEMENT

        This Master Service Agreement (this "Agreement"), dated as of June 7, 2002 ("MSA Effective Date"), is entered into by and between Equinix Operating Co., Inc. ("Equinix") and the customer named below ("Customer") and includes the following exhibits:

  a.
  Exhibit A—Confidentiality Provisions; and

  b.
  Exhibit B—Sublicensing Provisions.

Capitalized terms used but not defined elsewhere in the body of this Agreement will have the meaning given to such terms in Section 11 or the Policies.

        1.    License and Core Services.

        a.    Subject to the terms and conditions of this Agreement and the Orders, in consideration for the non-recurring charges and recurring charges for the Licensed Spaces set forth in the Orders, Equinix grants Customer a license ("License") to use the Licensed Spaces during the Term as set forth herein.

        b.    At no additional charge, Equinix will provide the Core Services, each of which are described in the Policies. Equinix has the right at any time to add Core Services or to modify any Core Services to the extent that such modifications do not materially adversely affect Customer's operations at the IBX Centers.

        c.    Under the terms and conditions set forth herein, Equinix grants Customer access to its customer care website ("Customer Care Website") located on the Internet at eccs.equinix.com or any other domain name Equinix may determine from time to time at its sole discretion. Notwithstanding anything in Section 1(b) to the contrary, Equinix may modify the functionality and content of the Customer Care Website at any time and in any manner, and if Equinix develops Customer Care Website Usage Policies, Customer must comply with the Customer Care Website Usage Policies. The Customer Care Website is secured and only Equinix, Equinix's customers and those authorized by Equinix's customers to act on such customers' behalf are authorized to access the Customer Care Website. Equinix will provide Customer with an account and password for use of the Customer Care Website (e.g. to place orders for Services, which are referred to in this Agreement as "Online Orders", to the extent permitted by Equinix) and to place orders for Services via the telephone to the extent permitted by Equinix ("Phone Orders") (Online Orders and Phone Orders will collectively be referred to as "Online Phone Orders "). Customer is responsible for maintaining the confidentiality of its account and password and for restricting and granting access thereto. Notwithstanding anything in this Agreement to the contrary, Customer is responsible and liable for all activities that occur under Customer's account (including all payments owed for any Online Phone Orders that are placed under Customer's account), regardless of whether such activities are conducted by Customer, a Sublicensee or any other third party, and regardless of whether such Orders are authorized by Customer. Equinix has no obligation to verify that anyone using Customer's account and password has Customer's authorization.

        2.    Additional Services.

        a.    Additional Services are not included in the License Fees, and Customer is fully responsible for separately paying for all Additional Services Customer receives. All payment and financial terms for Additional Services will be governed by this Agreement, including the Orders.

        b.    As an Additional Service, Equinix will install Cross-Connects, as ordered by Customer, so long as the customers to which the Cross-Connects run approve such Cross-Connects. Notwithstanding anything in this Agreement to the contrary, for Customer's first Order in each separate IBX Center,

Customer agrees to order a Cross-Connect no later than ninety (90) days after the "Sales Order Effective Date" listed on that Sales Order (or the date that the Online Phone Order is accepted if Equinix allows Licensed Spaces to be ordered in such manner and Customer does so), and Customer agrees to thereafter retain at least one active Cross-Connect at such IBX Center throughout the remainder of the term of such Order.

        c.    During the Term, Customer may order other Additional Services then offered by Equinix. Equinix reserves the right to require that Customer agree to additional terms and conditions relating to any Additional Services before performing any such Additional Services for Customer. Equinix has the right to add to, modify or delete any or all Additional Services at any time.

        3.    Price and Payment Terms.

        a.    Equinix will invoice Customer for the Services on a monthly basis, and Customer will pay for the Services in accordance with this Section 3 and the Orders. Customer will pay in full in U.S. dollars all invoices from Equinix within thirty (30) days of the invoice date listed on the invoice, and any past due amounts owed by Customer will accrue interest at the lesser of one and a half percent (1.5%) per month or the highest rate permitted by applicable law. Notwithstanding anything in this Agreement to the contrary, if any invoice is past due, Equinix may (in addition to receiving the above interest payments and any other remedies available under this Agreement or applicable law) (i) refuse to provide any new Additional Services requested by Customer until all overdue invoices are paid in full; (ii) refuse to provide power services to Customer upon five (5) days' prior written notice, and (iii) deny access to the IBX Center to Customer and Customer's Authorized Persons. If Equinix ceases providing power services to Customer pursuant to this Section 3(a), Equinix will resume power services within twenty-four (24) hours after the receipt of payment of all past due invoices, via wire transfer or cashier's check, and Equinix may charge a reinstatement fee equal to Fifty Dollars ($50.00) multiplied by the number of circuits to be restored.

        b.    For Services ordered through Sales Orders, the initial rates and fees for such Services will be listed on the Sales Orders. In the event that Customer places an order for Services from Equinix using a method acceptable to Equinix other than a Sales Order, including the Customer Care Website and/or telephone, the initial rates and fees for such Services will be Equinix's then-current list price for such Services. The rates and fees for Services ordered by Customer on a Sales Order or Online/Phone Order will remain in effect for one year from the date of the Order. Thereafter, rates and fees will be subject to change, at Equinix's reasonable discretion, upon sixty (60) days' prior written notice. Notwithstanding the foregoing, there are no restrictions on Equinix's right to modify its rates and fees for Services as to Orders not in effect prior to such changes.

        c.    Each Sales Order will specify the date for which recurring charges under such Sales Order will commence. For each Online/Phone Order, the date for which recurring charges will commence will be the first date in which Services are made available for use by Customer under such Online/Phone Order. For each Order, Customer will pay any recurring charges for a partial month on a prorata basis, and, if any recurring charges increase or decrease during a month, Customer will pay the amounts that were in effect for each portion of the month for the applicable portion of the month. All non-recurring charges for an Order will be invoiced on the first invoice issued after the Sales Order is executed or the Online/Phone Order is made.

        d.    Customer will pay all taxes, governmental fees, and third-party charges related to the ownership and operation of Customer's Equipment and the activities of Customer at each IBX Center. Without limiting the foregoing, Customer is responsible for timely paying in full all sales, use, transfer, privilege, excise, and all other taxes and all duties, whether international, national, state or local, however designated, now in force or enacted in the future, which are levied or imposed by reason of the performance by Equinix or Customer under this Agreement or by Customer with respect to its operations and use of the Licensed Spaces and Customer's Equipment ("Taxes"); but the term "Taxes" will exclude income taxes on Equinix's profits which may be levied against Equinix. The rates and fees on the Sales Orders (as well as the list prices for the Online/Phone Orders) are exclusive of the Taxes, which Customer will also be responsible for paying at the same time it pays the amounts listed on the

Orders. Any applicable Taxes that Equinix wishes for Customer to pay directly to Equinix will be stated separately on each invoice. In addition, Customer's Equipment will not be construed to be fixtures, and Customer is responsible for preparing and filing any necessary return with, and paying any and all Taxes separately levied or assessed against Customer's Equipment to, any governmental, quasi-governmental or tax authorities by the date such payments are due.

        4.    Access and Use of the IBX Centers, and Use of Customer's Equipment.

        a.    Subject to the terms and conditions of this Agreement, Customer will have access to the Licensed Spaces twenty-four (24) hours per day, three hundred sixty-five (365) days per year.

        b.    Except to the extent, and only to the extent, that Equinix has in the Orders expressly undertaken any obligations with respect to Customer's Equipment, Customer will be responsible for configuring, providing, placing, installing, upgrading, adding, maintaining, repairing, and operating Customer's Equipment, which actions Customer may engage in only to the extent permitted by, and subject to, the terms and conditions of this Agreement (which includes, without limitation, the Policies). Customer represents, warrants and covenants that Customer has the legal right and authority, and will continue to have the legal right and authority throughout the Term, to operate, configure, provide, place, install, upgrade, add, maintain and repair Customer's Equipment as contemplated by this Agreement. Without limiting the foregoing, Customer will obtain and provide to Equinix such consent of Customer's subcontractors, third party providers, vendors and any other parties as may be necessary for Equinix (including any contractors or others acting at Equinix's request) to have the right to use and access Customer's Equipment for the purpose of providing Services.

        c.    At all times during the Term, Equinix and Customer agree to comply with the Policies, which are at all times incorporated by reference into this Agreement. Equinix has adopted the Policies to govern certain issues relating to, among other things, access to, and use of, the IBX Centers, and use of Customer's Equipment. Equinix will provide Customer with a copy of the current Policies or shall make the Policies available to Customer upon Customer's request, prior to the execution of this Agreement. Equinix is entitled to make changes (including additions, modifications and deletions) to the Policies from time to time at its reasonable discretion, but Equinix agrees that any future changes to the Policies will not unreasonably limit Customer's right to utilize the Licensed Spaces for the purposes contemplated by this Agreement. Except as provided below, changes to the Policies will be effective as to Customer upon notice to Customer. Notwithstanding the foregoing, any modification by Equinix to the Shipping Policies will be effective immediately upon being made.

        d.    Customer assumes full responsibility and liability for all acts or omissions of Customer's Authorized Persons, Accompanying Persons, and Associated Entities while in or around or operating at the IBX Centers, and all such acts or omissions will be attributed to Customer for all purposes under this Agreement, including for purposes of determining responsibility, liability and indemnification obligations. In addition, Customer will not file a mechanic's lien or similar lien on the Licensed Spaces, IBX Centers or the IBX Properties, and Customer will be responsible for any mechanic's lien or similar lien filed by any Authorized Person, Accompanying Person or Associated Entity. Without limiting the foregoing, in the event any such lien is filed, Customer will be responsible for the immediate satisfaction, payment or bonding of any such lien. Notwithstanding anything in this Agreement to the contrary, Customer will ensure that all Authorized Persons and Accompanying Persons act only on Customer's behalf while at the Licensed Spaces (or on a Sublicensee's behalf if at the Sublicensee's Sublicensed Spaces), and that no Associated Entity (other than a Sublicensee operating at its Sublicensed Spaces) will seek to operate equipment on its own behalf while at the Licensed Spaces.

        5.    Indemnification.

        Equinix will indemnify and hold harmless the Customer Parties from any and all liability, damages, costs and expenses (including reasonable attorneys' fees and expenses) arising from personal injury or property damage resulting from the gross negligence or willful misconduct of Equinix. Customer will indemnify and hold harmless the Equinix Parties from any and all liability, damages, costs and expenses (including reasonable attorneys' fees and expenses) arising from or relating to (i) personal injury or property damage resulting from the gross negligence or willful misconduct of Customer; (ii) any claim by any of Customer's Authorized Persons, Accompanying Persons or Associated Entities or any employee of Customer other than a claim based on the gross negligence or willful misconduct of Equinix; (iii) any claim by a customer or end-user of Customer relating to, or arising out of, Customer's or any of its customers' services or the Services provided under this Agreement (including claims relating to interruptions, suspensions, failures, defects, delays, impairments or inadequacies in any of the aforementioned services, including the Services from Equinix); (iv) any claim that Customer has failed to fulfill a contractual obligation with a third party; and (v) any claim resulting from Customer's failure to obtain the required consents pursuant to Section 4(b).

        6.    Warranty Disclaimer, Limitation of Liability, Credits.

        a.    EQUINIX DOES NOT WARRANT THAT THE SERVICES PROVIDED HEREUNDER WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE. THE CREDITS REFERRED TO IN SECTION 6(c) WILL BE EQUINIX'S SOLE LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDY FOR INTERRUPTIONS, SUSPENSIONS, FAILURES, DEFECTS, DELAYS, IMPAIRMENTS OR INADEQUACIES IN ANY OF THE SERVICES. WITH REGARD TO ANY AND ALL OF THE SERVICES (INCLUDING THE LICENSING OF THE LICENSED SPACES), EQUINIX DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. ALL SERVICES PROVIDED PURSUANT TO THIS AGREEMENT ARE PROVIDED OR PERFORMED ON AN "AS IS", "AS AVAILABLE" BASIS, AND CUSTOMER'S USE OF THE SERVICES IS SOLELY AT ITS OWN RISK.

        b.    IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, RELIANCE, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, LOSS OF BUSINESS, LOSS OF REVENUES, LOSS OF DATA, INTERRUPTION OR CORRUPTION OF DATA, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR ANY OTHER TYPE OF DAMAGES OTHER THAN DIRECT DAMAGES (AND WITH DIRECT DAMAGES, ONLY TO THE EXTENT PERMITTED IN THIS AGREEMENT). NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY,, EQUINIX'S TOTAL LIABILITY IN THE AGGREGATE (INCLUDING ATTORNEY'S FEES) FOR THE ENTIRE TERM (AND THEREAFTER IF ANY CLAIMS ARE BROUGHT AFTER THE TERM) FOR DAMAGES TO CUSTOMER WITH RESPECT TO ANY AND ALL CLAIMS IN THE AGGREGATE AT ANY AND ALL TIMES ARISING FROM OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT WILL BE LIMITED TO, AND WILL NOT EXCEED, THE AMOUNT ACTUALLY PAID BY CUSTOMER FOR RECURRING CHARGES FOR THE MONTH IMMEDIATELY PRIOR TO THE MONTH IN WHICH THE FIRST CLAIM BROUGHT BY CUSTOMER AGAINST EQUINIX RELATING TO THIS AGREEMENT AROSE. AS A FURTHER LIMITATION, EQUINIX'S MAXIMUM LIABILITY RELATING TO ANY SERVICE OFFERED OR PROVIDED BY EQUINIX UNDER THIS AGREEMENT FOR WHICH THE CHARGE IS A NON-RECURRING CHARGE (OR FOR ANY SMART HANDS SERVICE PROVIDED) WILL EQUAL THE AMOUNT OF THE NON-RECURRING CHARGE FOR SUCH SERVICE (OR THE CHARGE FOR THE SMART HANDS SERVICE PROVIDED) ON THE OCCASION GIVING RISE TO THE CLAIM. NOTWITHSTANDING THE FOREGOING, EQUINIX WILL HAVE NO LIABILITY RELATING TO ANY SMART HANDS SERVICE WHERE EQUINIX CURES ITS BREACH OR CORRECTS THE WORK PERFORMED. THE LIMITATIONS SET FORTH IN THIS SECTION 6(b) APPLY TO ANY CLAIMS AND CAUSES OF ACTION WHATSOEVER, REGARDLESS OF THE FORMS OF THE ACTIONS, AND WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHER THEORY EXCEPT SUCH LIMITS DO NOT APPLY IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY EQUINIX.

        c.    Except as provided in the last sentence of this Section 6(c), if some or all of the Licensed Spaces are not usable for a period exceeding one hour (the "Temporarily Unusable Licensed Spaces"), Customer, if it notifies Equinix within five (5) days of such period, is entitled to a credit of the monthly recurring portion of the License Fees for the Temporarily Unusable Licensed Spaces only, which credit will equal one seven hundred twentieth (1/720) of the monthly recurring portion of the License Fees for such Temporarily Unusable Licensed Spaces for each hour that such space is unusable. This credit is Customer's sole and exclusive remedy for interruptions, suspensions, failures, defects, delays, impairments or inadequacies in any of the Services. Notwithstanding the foregoing, Customer will have no right to receive a credit if the Temporarily Unusable Licensed Spaces are not usable because of (i) actions or omissions of Customer or any Sublicensee or other third-party acting on Customer's behalf; (ii) Customer's Equipment or the equipment of any Sublicensee or other third-party acting on Customer's behalf; or (iii) circumstances or events beyond Equinix's control.

        7.    Insurance.

        a.    Customer agrees to maintain, at Customer's expense, for each IBX Center during the entire time this Agreement is in effect, (i) Commercial General Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence for bodily injury, death and property damage, which policy will include contractual liability coverage related to this Agreement; (ii) Workers' Compensation and employer's liability insurance in an amount not less than that prescribed by law; and (iii) umbrella or excess liability insurance with a combined single limit of no less than Two Million Dollars ($2,000,000). Customer will furnish Equinix with certificates of insurance that evidence the minimum levels of insurance set forth herein and which name as additional insureds Equinix and other parties with an interest in the Licensed Spaces, the IBX Center, or the IBX Center Property, as designated by Equinix. In addition, Customer will notify Equinix of any non-renewal, cancellation, reduction in policy limit or other material change in Customer's coverage at least forty-five (45) days prior to such change in coverage. Equinix will not have any obligation to insure any property belonging to or in the possession of Customer.

        b.    Customer will cause and ensure that each insurance policy of Customer relating to the IBX Centers, Customer's Equipment or otherwise required under, or relating to, this Agreement, will provide that the underwriters waive all claims and rights of recovery by subrogation against the Equinix Parties in connection with any liability or damage covered by Customer's insurance policies. As to any property insurance carried by Equinix on the IBX Centers where any of the Licensed Spaces are located, Equinix will obtain a waiver of subrogation in favor of Customer. Except as set forth in Section 5, Customer will not have any responsibility for any loss or damage to equipment owned by Equinix, and Equinix will not have any responsibility for any loss or damage to Customer's Equipment.

        8.    Confidentiality.

        The parties agree to the terms and conditions set forth in Exhibit A.

        9.    Term of Agreement, Termination, and Removal of Customer's Equipment.

        a.    This Agreement will commence on the MSA Effective Date and, unless earlier terminated in accordance with its terms, will terminate on the date the last Order in effect expires or is terminated. Unless otherwise stated therein, each Order will have an initial term of two (2) years, commencing on the date listed as the "Sales Order Effective Date" for Sales Orders, and commencing on the date Services are made available for Customer's use for Online/Phone Orders. Unless otherwise stated therein, the term of each Order will renew automatically for additional terms of one (1) year each, unless either party notifies the other party in writing at least forty-five (45) days prior to the end of the then-current term that it has elected to terminate the Order, in which event the Order will terminate at the end of such then-current term. Notwithstanding anything herein to the contrary, no order for Additional Services at an IBX Center will survive the termination of Customer's rights to use Licensed Spaces at such IBX Center.

        b.    Except as limited by Section 9(c), either party may terminate this Agreement by giving written notice of termination to the other party if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except that Equinix may terminate this Agreement if Customer fails to cure any monetary breach of this Agreement (e.g. fails to pay any amounts owed) within ten (10) days of written notice of the same (five (5) days in the event Customer's account is past due on three (3) or more occasions during a six-month period). Notwithstanding the foregoing, Equinix may terminate this Agreement, effective immediately upon notice, if (i) Equinix and Customer have not executed Customer's first Order under this Agreement within ninety (90) days after the date this Agreement is executed by Customer; (ii) Customer breaches the same policy within the Policies on three or more occasions within any twelve month period even if Customer cures the breach on each occasion; or (iii) Customer liquidates, ceases to do business, or becomes insolvent. Notwithstanding the foregoing, Customer may terminate this Agreement without penalty upon written notice to Equinix, if Equinix files, or publicly announces that it is contemplating to file chapter 7 or 11 bankruptcy. Such termination by Customer shall not relieve Customer of its obligations to pay for Services performed prior to the termination of this Agreement.

        c.    Notwithstanding anything in Section 9(b) to the contrary, except where Customer has failed to timely cure a monetary breach, if a party fails to timely cure a material breach as to only one IBX Center, and Customer has licensed Licensed Spaces in more than one IBX Center, the non-breaching party may only terminate this Agreement (and the corresponding Orders) as to the IBX Center where the material breach has not been timely cured, and this Agreement will remain in full force and effect as to all other IBX Centers.

        d.    Equinix may terminate this Agreement as to any affected Licensed Spaces or IBX Center if any portion of the IBX Center in which the affected Licensed Spaces are located becomes subject to a condemnation proceeding or is condemned, Equinix's possession is otherwise terminated or abated, or Equinix cannot provide Customer with access to the affected Licensed Spaces as contemplated herein for a period exceeding thirty (30) days.

        e.    If Customer breaches any provision of this Agreement that in Equinix's reasonable judgment requires that Customer immediately cure the breach (e.g. a breach causing material interference with Equinix's operations in an IBX Center), Customer will cure the breach immediately upon notice from Equinix. If Customer fails to do so, Equinix has the right, without any liability to Customer and with no abatement of charges, to cease providing the power services to Customer until such breach is cured. If Equinix ceases providing power services to Customer pursuant to this Section 9(e), Equinix will resume power services within twenty-four (24) hours after Customer cures the breach, and Equinix may charge a reinstatement fee equal to Fifty Dollars ($50.00) multiplied by the number of circuits to be restored.

        f.      Neither party will be liable to the other party for properly terminating this Agreement (or properly terminating this Agreement as to certain Licensed Spaces or certain IBX Centers) in accordance with its terms, but Customer will be liable to Equinix for any accrued amounts owed prior to the effective date of termination.

        g.    Upon expiration or termination of an Order (or a portion thereof), with respect to the Licensed Spaces covered by that Order or the terminated portion thereof (the "Terminated Spaces"), the license and all other rights of Customer with respect to such Terminated Spaces, and the right to receive Services associated with such Terminated Spaces, will terminate, and Customer will remove all of Customer's Equipment and other property belonging to Customer or Customer's Authorized Persons, Accompanying Persons and/or Associated Entities, but excluding any wiring, cable or other equipment or property owned, leased or licensed by Equinix, from the Terminated Spaces (whether or not belonging to Customer), no later than the effective date of such termination. If Customer fails to remove any such property by the effective date of termination, Equinix will be entitled to pursue all available legal remedies against Customer, including one or more of the following remedies: immediately removing any or all such property and storing it at Customer's expense at an on-site or off-site location, shipping such property to Customer at Customer's expense, or liquidating such property in any commercially reasonable manner and charging Customer for all costs associated with the liquidation.

        h.    For any Order, Customer shall pay Equinix a deposit equal to one month of recurring charges for the Licensed Spaces set forth in that Order (the "Deposit"). The Deposit shall be held by Equinix and returned or credited to Customer, without interest, on the earlier of 1) termination of such Order or 2) upon written request to Equinix by Customer no sooner than 12 months after the Sales Order

Effective Date in that Order. In the event of breach of this Agreement by Customer, Equinix shall, without limiting its remedies otherwise available, have the right to apply the Deposit to the damages suffered by Equinix as a result of such breach.

        10.    Miscellaneous.

        a.    Except where otherwise expressly stated in the Agreement, all notices, consents, or approvals required by this Agreement will only be effective if in writing and sent by (i) certified or registered air mail, postage prepaid, (ii) overnight delivery requiring a signature upon receipt, or (iii) facsimile or electronic mail (promptly confirmed by certified or registered mail or overnight delivery), to the parties at the respective street addresses, facsimile numbers, or electronic mail addresses set forth at the end of this Agreement or such other addresses or facsimile numbers as may be designated in writing by the respective parties. Notices, consents and approvals will be deemed effective on the date of receipt.

        b.    This Agreement will be governed in all respects by the internal laws of the State of California (as if made and entered into between California residents and fully executed within California) without regard to its conflict of laws provisions. Any dispute, controversy or claim arising out of or in relation to this Agreement or at law, or the breach, termination or invalidity thereof, whether in contract, tort or otherwise, will be finally settled by arbitration in San Francisco, California in accordance with the commercial rules of the American Arbitration Association (AAA). Equinix and Customer will each select one arbitrator who will together select a third arbitrator. If the two arbitrators selected by the parties are unable to select the third arbitrator within ten (10) days of the appointment of the two arbitrators, the parties consent to the selection of the third arbitrator by the AAA administrator. The parties agree that any arbitration award will be binding and enforceable in any court of competent jurisdiction. If any legal action (such as to enforce an arbitration award) or arbitration is brought by either party under, or relating to, this Agreement, the prevailing party will be entitled to an award of its reasonable attorneys' fees and costs. Neither party will have any claim against the other party arising under or in any way relating to this Agreement unless the party asserting such claim gives written notice of such claim to the other party not later than six months after the date this Agreement expires or is early terminated.

        c.    Except as may be specifically otherwise agreed by an Affiliate or subsidiary of a party, neither party's directors, officers, Affiliates, subsidiaries, employees, or contractors will have any liability to the other party with respect to this Agreement.

        d.    This Agreement, the exhibits, the Policies (and as they may be amended from time to time by Equinix), the Customer Care Website Usage Policies, if any (and as they may be amended from time to time by Equinix), all Sales Orders (whether executed at the time this Agreement is executed or at any time during the course of this Agreement), and all Online/Phone Orders (whether agreed to at the time this Agreement is executed or at any time during the course of this Agreement), all of which are incorporated herein by reference into this Agreement, constitute the complete and entire agreement between the parties with respect to the subject matter hereof, and supersede and replace any and all prior or contemporaneous discussions, negotiations, proposals, understandings and agreements, written and oral, regarding such subject matter, as well as any industry custom. This Agreement will be effective only when signed by all parties. Each person signing below hereby warrants and represents that he or she has full authority to execute this Agreement for the party on whose behalf he or she is signing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be amended only in writing by an instrument signed by all parties.

        e.    No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party and clearly understood by the waiving party to be such a waiver.

        f.      If Customer and Equinix execute multiple Orders, each additional Order will supplement rather than replace the prior Orders, unless otherwise stated by the parties in writing. Notwithstanding anything in this Agreement to the contrary, Equinix has no obligation to execute any Order with

Customer and no Sales Order will be effective unless executed by both parties, and no Online/Phone Order will be effective unless made by Customer and agreed to by Equinix, which agreement by Equinix will be reflected by Equinix's provision of the Services ordered under the Online/Phone Order. Under no circumstances will any Order survive the expiration or earlier termination of this Agreement, and under no circumstances will any Order pertaining to an IBX Center survive the termination of this Agreement as to that IBX Center. Equinix will not have any obligation to provide any of its Services after the expiration or earlier termination of this Agreement, and Equinix will not have any obligation to provide any of its Services at an IBX Center after the expiration or earlier termination of this Agreement as to such IBX Center.

        g.    Each party acknowledges and agrees that it has reviewed, and has had an opportunity to have reviewed, this Agreement (including the exhibits and the Policies), and it is the parties' intent that this Agreement will not be construed against either party. The section headings and captions throughout this Agreement are for convenience and reference only, and will not be used to construe this Agreement.

        h.    If any provision of this Agreement, as applied to either party or to any circumstance, is adjudged by a court or arbitrator to be invalid, illegal or unenforceable, the same will not affect the validity, legality, or enforceability of the portion of the provision, if any, that is not invalid, illegal or unenforceable, the application of such provision in any other circumstances, or the validity, legality, or enforceability of any other provision of this Agreement. All terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court or arbitrator in any action between the parties is requested to reform any and all terms or conditions to give them as much effect as possible.

        i.      Sections 5, 6, 8 and 10 and Exhibit A will survive the termination of this Agreement. In addition, all provisions of this Agreement that can only be given proper effect if they survive the termination of this Agreement will survive the termination of this Agreement. This Agreement will be valid as to any obligation incurred prior to termination of this Agreement. Without limiting the foregoing, Customer will pay all amounts owed to Equinix under this Agreement, including any amounts that are not due until after the expiration or earlier termination of this Agreement. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement. The parties agree that the warranty disclaimers and liability and remedy limitations in this Agreement will survive and apply even if found to have failed of their essential purpose.

        j.      Except where otherwise expressly stated herein, and subject to the limitations set forth in Section 6, the rights and remedies provided for herein are cumulative and not exclusive of any rights or remedies that a party would otherwise have.

        k.    Equinix and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Equinix and Customer. Neither Equinix nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent. Neither Customer nor Equinix grants the other the right to use its trademarks, service marks, trade names, logos, copyrights, or other intellectual property rights or other designations in any promotion, publication, or press release without the prior written consent of the other party in each case.

        l.      This Agreement, and the rights of Customer hereunder, are, without any further action by any party, subject and subordinate to the leases for the IBX Centers and all superior instruments to such leases (including, without limitation, mortgages or ground leases for the IBX Centers or the IBX Properties). This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that (i) it has been granted only a license to use the Licensed Spaces in accordance with this Agreement; (ii) Customer has not been granted any real property interest in any portion of the IBX Centers (including, without limitation, the Licensed Spaces) or the IBX Center Properties; and (iii) Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances. Equinix hereby reserves, with respect to the IBX Centers, all rights not specifically granted to Customer in this Agreement, including, without limitation, the right (i) of access to and use of the IBX Centers for its own use or the use of others; (ii) to grant additional licenses to other persons or co-location customers for the use of portions of the IBX Centers; and (iii) to exercise or grant other rights not inconsistent with the rights granted in this Agreement. This Agreement applies only to IBX Centers located in the United States in which Customer licenses Licensed Spaces.

        m.    Equinix may assign, delegate or transfer its rights and obligations under this Agreement to any person or entity, and in the event of any such assignment, transfer or delegation, and the assumption by the transferee of the obligations of Equinix hereunder, Equinix will be released from any further liability or obligation under this Agreement. Customer may assign this Agreement without Equinix's consent only where the party to whom this Agreement is assigned by Customer has a net worth at least equal to that of Customer's net worth and such party is either an Affiliate of Customer, or is acquiring all or substantially all of Customer's business or assets, including through merger. This Agreement will be binding upon and inure to the benefit of all successors and permitted assigns of Equinix and Customer, who will be bound by all of the obligations of their predecessors or assignors. Except as set forth in Exhibit B of this Agreement with respect to sublicensing, and this Section 10(m), Customer will not assign, delegate, transfer or sublicense all or any part of the Licensed Spaces.

        n.    Equinix will not be responsible or in any way liable, and Customer will not have any termination or other rights, arising out of or relating to any failure by Equinix to perform its obligations under this Agreement if such failure is caused by events or circumstances beyond Equinix's control, including acts of God, war, labor strike, terrorist act, fire, flood, earthquake, any law, order, regulation or other action of any governing authority or agency thereof, or failure of the Internet.

        o.    All Orders, including Sales Orders and Online/Phone Orders, are subject to all of the terms and conditions of this Agreement.

        11.    Definitions.

        At any given time during the term of this Agreement, the terms set forth below will have the following meanings unless expressly stated otherwise:

        Affiliate: As to a party, means any entity controlling, controlled by, or under common control with such party, where the term "control" and its correlative meanings, "controlling," "controlled by," and "under common control with," means the legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the aggregate of all voting equity interests in an entity.

        Authorized Person: Each person who is included on a list of Authorized Persons given to Equinix by Customer in accordance with the Policies.

        Accompanying Person: Each person (other than an Equinix employee) who is accompanied by an Authorized Person while at an IBX Center.

        Associated Entity: Each company, partnership or other entity of any type which employs, contracts with, or is otherwise associated or affiliated with any of Customer's Authorized Persons or Accompanying Persons. Without limiting the foregoing definition, each Sublicensee that has sublicensed Sublicensed Spaces at an IBX Center will be an Associated Entity at such IBX Center.

        Cross-Connect: An interconnection that exits Customer's cage or that runs between Customer and another Equinix customer of any kind or another party at the IBX Center (including interconnections that use the environment as a carrier, such as wireless and infrared connections).

        Customer Care Website Usage Policies: The website usage policies that Equinix at any time adopts for the Customer Care Website.

        Customer Cross-Connect: An interconnection that runs between Customer's Equipment and in the same cage, including cables, connections, and other wiring between items of Customer's Equipment, or between Customer's POD Equipment and any other of Customer's Equipment, within a single cage.

        Customer's Equipment: All network and/or computer equipment (including wiring and Customer Cross-Connects between such equipment and Customer's POD Equipment) that is located in the Licensed Spaces, regardless of whether such equipment is owned, leased, licensed or otherwise obtained for use by Customer (but this does not include Cross-Connects or Equinix POD Equipment located in Customer's Licensed Spaces).

        Customer Parties: Customer and the Affiliates, owners, officers, directors, employees, contractors and agents of Customer.

        Equinix Parties: Equinix and the Affiliates, owners, officers, directors, employees, contractors and agents of Equinix.

        IBX Center Property: The real property on which, and the building in which, an IBX Center is located.

        IBX Centers: The Internet Business Exchange Centers located in the United States leased or owned by Equinix in which Customer licenses Licensed Space(s) or receives Services from Equinix pursuant to an Order.

        License Fees: The non-recurring and monthly recurring charges for the licensing and set-up of the Licensed Spaces.

        Licensed Spaces: The areas licensed by Customer under this Agreement and as identified in the Orders as to the amount of spaces. For each Licensed Space, Equinix will determine at all times during the Term the exact location in the IBX Centers where the Licensed Space will be located, and Equinix will notify Customer accordingly.

        Orders: The Sales Orders and Online/Phone Orders between the Customer and Equinix.

        POD Equipment: The (1) patch panels, DSX panels for category 5 twisted pair, co-axial, single and multi-mode fiber, or (2) other appropriate (as reasonably determined by Equinix) point of demarcation equipment.

        Policies: The procedures, rules, regulations, security practices and policies adopted by Equinix that are then in effect for the IBX Centers, and as they may be changed from time to time by Equinix.

        Sales Orders: All sales orders executed by the parties that provide that such orders are governed by, and incorporated by reference in, this Agreement.

        Services: The set-up and licensing of the Licensed Spaces, the Core Services and any Additional Services provided to Customer.

        Shipping Policies: The portion of the Policies entitled Shipping Policies.

        Sublicensed Spaces: The portion of the Licensed Spaces sublicensed to a Sublicensee by Customer.

        Sublicensee: A customer of Customer who obtains Internet and/or telecommunications services from Customer and who sublicenses all or part of the Licensed Spaces from Customer.

        Term: The term of this Agreement.

        This Master Service Agreement between Equinix and Customer has been executed as of the MSA Effective Date set forth at the beginning of this Agreement.

Customer to complete:	Equinix to Complete:
The individual executing this Agreement on behalf of Customer has been duly authorized to execute this Agreement on behalf of Customer.	The individual executing this Agreement on behalf of Equinix has been duly authorized to execute this Agreement on behalf of Equinix.
Customer Name: VitalStream, Inc.
Submitted By: /s/ David R. Williams	Submitted By: /s/ Keith D. Taylor
(Authorized Signature)	(Authorized Signature)
Printed Name: David R. Williams	Printed Name: Keith D. Taylor
Date Signed: 6/7/02	Date Signed: 6/7/02
Title: VP Operations	Title: VP Finance & Controller
Street addresses for notices:	Street addresses for notices:
Attn: Philip N. Kaplan
1 Jenner, #100	2450 Bayshore Parkway
Irvine, CA 92618	Mountain View, CA 94043, USA
Facsimile numbers:	Facsimile numbers:
(949) 453-8686	(650) 316-6911
Electronic mail addresses:	Electronic mail addresses:
dwilliams@vitalstream.com	contracts@equinix.com

Exhibit A

Confidentiality Provisions

        The following provisions apply with respect to the treatment of confidential information disclosed by the parties hereto. All capitalized terms not defined in this exhibit shall have the respective meanings specified in the Master Service Agreement to which this Exhibit A is attached.

        a.    Except as expressly permitted in this Agreement, neither party will, without the prior written consent of the other party, disclose any Confidential Information of the other party. Information will be considered Confidential Information of a party if either (i) it is disclosed by the party to the other party in tangible form and is conspicuously marked "Confidential", "Proprietary" or the like; or (ii) (a) it is disclosed by one party to the other party in non-tangible form and is identified as confidential at the time of disclosure; and (b) it contains the disclosing party's customer lists, customer information, technical information, pricing information, pricing methodologies, or information regarding the disclosing party's business planning or business operations. In addition, notwithstanding anything in this Agreement to the contrary, (i) the terms of this Agreement will be deemed Confidential Information of each party; and (ii) the design of the IBX Centers, the Services provided and equipment used at the IBX Centers and the configuration, interconnection, switching and routing of telecommunication cables, networks and services at the IBX Centers will be considered Confidential Information of Equinix.

        b.    Other than the terms and conditions of this Agreement, information will not be deemed Confidential Information hereunder if such information (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party. The terms and conditions of this Agreement will cease being confidential if, and only to the extent that, they become publicly known, except through a breach of this Agreement by the receiving party.

        c.    Each party will secure and protect the Confidential Information of the other party (including, without limitation, the terms of this Agreement) in a manner consistent with the steps taken to protect its own trade secrets and confidential information, but not less than a reasonable degree of care. Each party may disclose the other party's Confidential Information where (i) the disclosure is required by applicable law or regulation or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order; (ii) if in the opinion of counsel for such party, disclosure is advisable under any applicable securities laws regarding public disclosure of business information; or (iii) the disclosure is reasonably necessary and is to that party's employees, attorneys, accountants and other advisors, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Agreement, so long as in all cases the disclosure is no broader than necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential. Each party is responsible for ensuring that any Confidential Information of the other party that the first party discloses pursuant to this Exhibit A is kept confidential by the person receiving the disclosure.

        d.    Notwithstanding the restrictions set forth in this Exhibit A or Section 10(k), during the Term, (i) Equinix may issue a press release announcing Customer's entry into the IBX Centers upon obtaining Customer's consent; and (ii) either party may publicly refer to the other party, orally and in writing, as a customer or vendor of services of or to the other party, as the case may be, upon consent from such party, which consent may be withheld for any reason.

Exhibit B

Sublicensing Provisions

        The following provisions apply with respect to any sublicense of Licensed Spaces (all capitalized terms herein having the respective meanings specified in the Master Service Agreement to which this Exhibit B is attached).

        a.    Customer may sublicense (but may not assign, except as permitted under Section 10(m), delegate or otherwise transfer) the Sublicensed Spaces to Sublicensees. Prior to any sublicense to a Sublicensee, (i) Sublicensee must execute, and Customer will ensure that each Sublicensee executes, an agreement with Equinix (the "Sublicensee Agreement"), the current form of which will be on the Internet at www.equinix.com/sublicensee_agreement.pdf, or any other domain name Equinix may determine from time to time at its sole discretion, and (ii) Customer shall provide Sublicensee with a copy of the Policies. If Sublicensee fails to execute the Sublicensee Agreement, Sublicensee shall have no right to sublicense any of the Licensed Spaces, and any sublicense arrangement or agreement between Sublicensee and Customer regarding the Licensed Spaces will be null and void.

        b.    Notwithstanding any sublicensing of Sublicensed Spaces, Customer will remain fully responsible to Equinix for the performance of all of Customer's obligations under this Agreement (including the payment of all amounts owed under this Agreement) and all other agreements between Equinix and Customer ("Related Agreements"). No sublicense agreement or arrangement between Customer and any Sublicensee will relieve Customer from any liability under this Agreement or any Related Agreements. Without limiting the foregoing, Customer is responsible for paying the License Fees for all of the Licensed Spaces (including Sublicensed Spaces) and the charges for Additional Services for, or relating to, any or all of the Licensed Spaces (including Sublicensed Spaces). In no event will Equinix be deemed to be providing any Services to Sublicensee for, or relating to, the Sublicensed Spaces, as the provision of any such Services will be deemed to be to Customer for all purposes under this Agreement.

        c.    Customer must ensure that each and every sublicense agreement or other sublicense arrangement that Customer has with a Sublicensee does not have any terms and conditions that (i) are inconsistent with this Agreement or the Sublicensee Agreement, or (ii) seek to provide Sublicensee with rights that Customer does not have under this Agreement. Without limiting the foregoing or any other restrictions on Sublicensees, no Sublicensee will have any right to use its Sublicensed Spaces in any manner that Customer is not permitted to use the Licensed Spaces.

        d.    Sublicensees do not have any rights, separate and apart from Customer's rights, to access their Sublicensed Spaces. Accordingly, only Customer's Authorized Persons at an IBX Center may access the Sublicensed Spaces of Sublicensees at such IBX Center. Furthermore, Equinix is not responsible for restricting a Sublicensee's access to Customer's Licensed Spaces located in a cage to which that Sublicensee has access.

        e.    Notwithstanding anything in this Agreement to the contrary, a Sublicensee has no right to sublicense, delegate, assign or otherwise transfer its rights to use the Sublicensed Spaces to any other person or entity without Equinix's consent, which consent may be withheld for any reason whatsoever or no reason.

        f.      If the parties agree, (i) Equinix and Customer will participate in a joint press announcement to announce when a Sublicensee sublicenses Sublicensed Spaces at an IBX Center.

        g.    Without limiting Customer's indemnification obligations under Section 5, Customer will indemnify and hold harmless the Equinix Parties from any and all liability, damages, costs and expenses (including reasonable attorneys' fees and expenses) arising from or relating to (i) any claim by a customer or end-user of any Sublicensee relating to, or arising out of, a Sublicensee's or any of its customers' services, Customer's or any of its customers' services, or the Services provided under this Agreement (including claims relating to interruptions, suspensions, failures, defects, delays, impairments or inadequacies in any of the aforementioned services, including the Services from Equinix); and (ii) any claim by a Sublicensee to the extent that such claim, if sustained, would result in any greater obligation or liability of Equinix to such Sublicensee than Equinix has undertaken to Customer under this Agreement or any of the Related Agreements.

[Equinix Logo]	Sales Order

Customer name:	Account manager:	Sales Order number:
VitalStream, Inc.	Marlis Porter	A0F0A0001S

IBX center:	Term:	Issue date:
ASHBURN, VA	12 Month	May 3, 2002

Section A—Space

Product	Total linear inches	Quantity	Total non- recurring charges	Total recurring charges

Installable units			$ —	$ —

Section B—Space Requirements Worksheet

Exterior width	Quantity	Non-recurring monthly charge/unit	Recurring monthly charge/unit

19" cabinet-equivalent (up to and including 23" in exterior width)		$ —	$ —

23" cabinet-equivalent (greater than 23" but less than and including 27" in exterior width)		$ —	$ —

27" cabinet-equivalent (greater than 27" but less than and including 31" in exterior width)		$ —	$ —

31" cabinet-equivalent (greater than 31" but less than and including 35" in exterior width)		$ —	$ —

        Equinix agrees to license to Customer, and Customer agrees to license from Equinix, the space required to locate the Product(s) set forth in Section A (the "Licensed Space") at the IBX Center. For purposes of this Sales Order, "Installable Unit" shall mean a cabinet or other free-standing equipment unit, and "Exterior Width" shall mean the width of an Installable Unit at its widest point. Customer may install a combination of Installable Units which differs from the one set forth in Section B, provided that the aggregate Exterior Width of the Installable Units does not exceed the Total Linear Inches set forth in Section A. The price for each Installable Unit installed in the Licensed Space shall be the corresponding price set forth in Section B, based on the Exterior Width of such Installable Unit, regardless of whether such Installable Unit is included in the Quantity listed in Section B. In the event that Customer desires to install an Installable Unit that has an Exterior Width that is wider than 35", Customer must contact its Account Representative for pricing. Customer acknowledges that (i) if Customer places items other than Installable Units in the Licensed Space, the number of Installable Units that fit in the Licensed Space may be less than the Quantity set forth in Section A, (ii) the number of Installable Units that fit in the Licensed Spaces may vary from the Quantity set forth above due to the Exterior Width of the Installable Units installed and (iii) Customer shall be charged the Total Nonrecurring Charges and the Total Recurring Charges as set forth herein regardless of the quantity of Installable Units installed or the Total Linear Inches used.

Section C—Other Products and Services

Product or service	Units	Non-recurring charge/unit	Recurring charge/unit	Non-recurring charges	Recurring charges

Cross-Connect—Multi-mode (SC) CC00033	1	[Pricing Information in the following table is omitted pursuant to Rule 24b-2, filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request.]

19" Locking cabinet—shared cage	1

Power—20-amp, 120 V AC POW00003	1

		$—	$—	$—	$—

		$—	$—	$—	$—

SUBTOTAL

GRAND TOTAL

        Prices shown above do not include any applicable taxes, which are the responsibility of the Customer. This Sales Order is between Equinix, Inc. or its wholly owned subsidiary ("Equinix") and the customer identified above ("Customer"), who wishes to order the products and/or services set forth above (each an "Offering"). Unless otherwise agreed to by the parties in writing, each Offering shall be delivered at the Internet Business Exchange Center identified above ("IBX Center"). This Sales Order is governed by, and incorporated by reference in, the Master Service Agreement having an Effective Date of                        , 20    between Customer and Equinix (the "Agreement"). Notwithstanding anything to the contrary in the Agreement, the term of this Sales Order shall begin on the date this Sales Order is signed by both parties (the "Sales Order Effective Date") and shall extend for the period designate above as the "Term". Thereafter, this Sales Order will renew automatically for additional terms of one (1) month each, unless either party notifies the other party in writing at least one month prior to the end of the then-current term that it has elected to terminate this Sales Order, in which event this Sales Order will terminate at the end of such then-current term. Notwithstanding anything to the contrary in the Agreement, (i) if the Agreement expires prior to the expiration of this Sales Order's then-current term, all of the terms and conditions of the Agreement (including limitation of liability and indemnification) will continue to apply to this Sales Order and all Offerings, until this Sales Order expires or is terminated, and (ii) if the Agreement is terminated by either party prior to its full term, then this Sales Order, if still in effect, shall terminate upon the termination of the Agreement. The previous sentence shall apply even if the Agreement contains a provision stating that in the event of a conflict the Agreement controls. Any change in the prices set forth above shall be made in accordance with the Agreement, unless otherwise stated herein. This Sales Order shall be of no force or effect unless (a) it is executed by both parties and (b) Customer and Equinix have entered into a Master Service Agreement under which this Sales Order is executed.

        Customer's obligation to pay the total recurring charges and the total non-recurring charges set forth in Sections A and C shall begin on the earlier of (a) thirty (30) days after the Sales Order Effective Date or (b) the date Equinix delivers the Offering to Customer in response to Customer's request for delivery of such Offering.

Customer to complete:	Equinix to complete:
Printed name: David R. Williams	Printed name: Keith D. Taylor, VP Finance & Controller
Submitted by:/s/ David R. Williams Authorized Signature	Submitted by: /s/ Keith D. Taylor Authorized Signature
Title: VP, Operations	Title:

Date signed: 6/7/02	Date signed: 6/7/02

Billing Information:

Billing Contact Name:

Billing Address:

Phone Number:

E-mail Address:

[Equinix Logo]	Sales Order

Customer name:	Account manager:	Sales Order number:
VitalStream, Inc.	Marlis Porter	A0I0A00024

IBX center:	Term:	Issue date:
Chicago	12 Month	May 3, 2002

Section A—Space

Product	Total linear inches	Quantity	Total non- recurring charges	Total recurring charges

Installable units			$ —	$ —

Section B—Space Requirements Worksheet

Exterior width	Quantity	Non-recurring monthly charge/unit	Recurring monthly charge/unit

19" cabinet-equivalent (up to and including 23" in exterior width)		$ —	$ —

23" cabinet-equivalent (greater than 23" but less than and including 27" in exterior width)		$ —	$ —

27" cabinet-equivalent (greater than 27" but less than and including 31" in exterior width)		$ —	$ —

31" cabinet-equivalent (greater than 31" but less than and including 35" in exterior width)		$ —	$ —

        Equinix agrees to license to Customer, and Customer agrees to license from Equinix, the space required to locate the Product(s) set forth in Section A (the "Licensed Space") at the IBX Center. For purposes of this Sales Order, "Installable Unit" shall mean a cabinet or other free-standing equipment unit, and "Exterior Width" shall mean the width of an Installable Unit at its widest point. Customer may install a combination of Installable Units which differs from the one set forth in Section B, provided that the aggregate Exterior Width of the Installable Units does not exceed the Total Linear Inches set forth in Section A. The price for each Installable Unit installed in the Licensed Space shall be the corresponding price set forth in Section B, based on the Exterior Width of such Installable Unit, regardless of whether such Installable Unit is included in the Quantity listed in Section B. In the event that Customer desires to install an Installable Unit that has an Exterior Width that is wider than 35", Customer must contact its Account Representative for pricing. Customer acknowledges that (i) if Customer places items other than Installable Units in the Licensed Space, the number of Installable Units that fit in the Licensed Space may be less than the Quantity set forth in Section A, (ii) the number of Installable Units that fit in the Licensed Spaces may vary from the Quantity set forth above due to the Exterior Width of the Installable Units installed and (iii) Customer shall be charged the Total Nonrecurring Charges and the Total Recurring Charges as set forth herein regardless of the quantity of Installable Units installed or the Total Linear Inches used.

Section C—Other Products and Services

Product or service	Units	Non-recurring charge/unit	Recurring charge/unit	Non-recurring charges	Recurring charges

Cross-Connect—Multi-mode (SC) CC00033	1	[Pricing Information in the following table is omitted pursuant to Rule 24b-2, filed separately with the Securities and Exchange Commission and is subject to a confidential treatment request.]

19" Locking cabinet—shared cage	1

Power—20-amp, 120 V AC POW00003	1

SUBTOTAL

GRAND TOTAL

        Prices shown above do not include any applicable taxes, which are the responsibility of the Customer. This Sales Order is between Equinix, Inc. or its wholly owned subsidiary ("Equinix") and the customer identified above ("Customer"), who wishes to order the products and/or services set forth above (each an "Offering"). Unless otherwise agreed to by the parties in writing, each Offering shall be delivered at the Internet Business Exchange Center identified above ("IBX Center"). This Sales Order is governed by, and incorporated by reference in, the Master Service Agreement having an Effective Date of                        , 20    between Customer and Equinix (the "Agreement"). Notwithstanding anything to the contrary in the Agreement, the term of this Sales Order shall begin on the date this Sales Order is signed by both parties (the "Sales Order Effective Date") and shall extend for the period designate above as the "Term". Thereafter, this Sales Order will renew automatically for additional terms of one (1) month each, unless either party notifies the other party in writing at least one month prior to the end of the then-current term that it has elected to terminate this Sales Order, in which event this Sales Order will terminate at the end of such then-current term. Notwithstanding anything to the contrary in the Agreement, (i) if the Agreement expires prior to the expiration of this Sales Order's then-current term, all of the terms and conditions of the Agreement (including limitation of liability and indemnification) will continue to apply to this Sales Order and all Offerings, until this Sales Order expires or is terminated, and (ii) if the Agreement is terminated by either party prior to its full term, then this Sales Order, if still in effect, shall terminate upon the termination of the Agreement. The previous sentence shall apply even if the Agreement contains a provision stating that in the event of a conflict the Agreement controls. Any change in the prices set forth above shall be made in accordance with the Agreement, unless otherwise stated herein. This Sales Order shall be of no force or effect unless (a) it is executed by both parties and (b) Customer and Equinix have entered into a Master Service Agreement under which this Sales Order is executed.

        Customer's obligation to pay the total recurring charges and the total non-recurring charges set forth in Sections A and C shall begin on the earlier of (a) thirty (30) days after the Sales Order Effective Date or (b) the date Equinix delivers the Offering to Customer in response to Customer's request for delivery of such Offering.

Customer to complete:	Equinix to complete:
Printed name: David R. Williams	Printed name:
Submitted by:/s/ David R. Williams Authorized Signature	Submitted by: Authorized Signature
Title: VP, Operations	Title:

Date signed: 6/21/02	Date signed:

Billing Information:

Billing Contact Name:

Billing Address:

Phone Number:

E-mail Address:

QuickLinks

  Exhibit 10.6
MASTER SERVICE AGREEMENT